Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Condor Hospitality Trust, Inc. on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, J. William Blackham, Chief Executive Officer of Condor Hospitality Trust Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Condor Hospitality Trust, Inc. at the dates and for the periods indicated.

May 10, 2016	/s/ J. William Blackham
J. William Blackham
Chief Executive Officer

Certification Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Condor Hospitality Trust, Inc., on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Jonathan Gantt, Chief Financial Officer of Condor Hospitality Trust, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Condor Hospitality Trust, Inc. at the dates and for the periods indicated.

May 10, 2016	/s/ Jonathan Gantt
Jonathan Gantt
Chief Financial Officer